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EXHIBIT 10.1

                                    AGREEMENT

          THIS AGREEMENT is entered into as of the 5th day of May, 2006 between Nestle Waters North America Inc. ("Nestle Waters") and Vermont Pure Holdings, Ltd. ("Vermont Pure").

          WHEREAS, there is presently pending a lawsuit between Vermont Pure and Nestle Waters in the United States District Court for the District of Massachusetts titled Vermont Pure Holdings, Ltd. v. Nestle Waters North America, Inc., Civil Action No. 03-11465DPW (the "Action");

          WHEREAS, Nestle Waters has denied and continues to deny any liability to Vermont Pure for any claim asserted in the Action;

          WHEREAS, Vermont Pure has been conducting an investigation of the conduct of the attorneys of record representing Vermont Pure in the Action (Cozen O'Connor, Hagens Berman Sobol Shapiro, LLP and Ivey & Ragsdale) ("Attorneys of Record")) through separate, independent counsel representing Vermont Pure;

          WHEREAS, as a result of the investigation conducted by Vermont Pure, Vermont Pure has determined that it is in the best interests of Vermont Pure to discontinue the Action;

          THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party hereto, it is agreed as follows:

          1. Vermont Pure and Nestle Waters shall stipulate to dismissal of the Action with prejudice and without costs as against any Party within five (5) days of the date of this Agreement.

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          2. Nestle Waters shall pay to Vermont Pure within forty-five (45) days of the dismissal of the Action the sum of $750,000.

          3. (a) Vermont Pure, including all of its present and former, direct and indirect, divisions, parents, subsidiaries and affiliates; any partnership (whether limited or general) of which any of the above is or was a partner; and the predecessors, successors and assigns of any of the above (collectively the "Releasors"); hereby release and forever discharge Nestle Waters and all of its present and former, direct and indirect, divisions, parents, subsidiaries and affiliates; any partnership (whether limited or general) of which any of the above is or was a partner; the predecessors, successors and assigns of any of the above; and all of the present and former agents, servants, officers, directors, employees, attorneys, consultants, advisors, owners, shareholders, members, partners (whether limited or general), trustees, parents, subsidiaries, affiliates, divisions, predecessors, successors and assigns of any of the above, and each of them, and their heirs, executors, administrators, successors and assigns (the "NW Released Persons"), of and from each, every and all Released Claims (hereinafter defined), whether known or unknown, including, but not limited to, the causes of action asserted in the Action and any claims for attorneys' fees or costs which against the NW Released Persons, or any of them, the Releasors ever had, now have or hereby can, shall or may have, for, upon or by reason of any matter, cause, act or thing whatsoever from the beginning of the world to the date of this Agreement.

               (b) Releasors agree not to commence, prosecute or cause to be commenced or prosecuted any action, lawsuit or other proceeding against Nestle Waters or any NW Released Persons based upon any Released Claims which are the subject of paragraph 3.

               (c) With reference to paragraph 3, "Released Claims" means without

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limitation, any and all claims, actions, demands, rights, liabilities, suits, complaints, causes of action (including, but not limited to, unjust enrichment, constructive trust, breach of contract, fraud, misrepresentation, negligence, suppression, concealment, breach of express and implied warranty, violation of any state or federal consumer protection statute or unfair trade practices statute, including, but not limited to, the Federal Lanham Act, the Connecticut Unfair Trade Practices Act, the Massachusetts General Law G.93A, Maine consumer fraud or unfair trade practices act (Me. Rev. Stat. Ann. 10 Section 1212-1213), New York consumer fraud or unfair trade practices act (N.Y. Gen. Bus. Law Sections 350-a(1), 350-d), New Hampshire consumer fraud or unfair trade practices act (N.H. Rev. Stat. Ann. Sections 3580-A:2,358-A:10), Vermont consumer fraud or unfair trade practices act, the New Jersey Consumer Fraud
Act), requests for damages, punitive damages, injunctive relief, disgorgement of monies, declaratory relief, equitable relief of every nature and description whatsoever, and attorneys' fees and costs, whether known or unknown, suspected or unsuspected, contingent or non-contingent, that were asserted or that could or might have been asserted in any pleading or amended pleading by or on behalf of Vermont Pure against Nestle Waters or the NW Released Persons, based upon or arising from, or related to the events alleged in the pleadings in the Action, including, but not limited to: (i) the labeling, advertising, marketing or selling of Poland Spring brand bottled water products as stating or implying that the water is "spring water," "natural spring water," or "natural"; (ii) the labeling, advertising, marketing or selling of Poland Spring brand bottled water products as stating or implying that the sources and bottled water are "deep in the woods of Maine", are "exceptionally well-protected by nature", are "well protected", are "pristine" sources, are "naturally purified", are from "protected sources", are "filtered and purified deep underground", "remains unspoiled because thousands of guards protect it", that it "only comes from one source", comes from the "wilderness of

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Maine", that it comes "straight from nature, straight from Maine", it comes from a "well guarded" source; (iii) the labeling, advertising, marketing or selling of Poland Spring brand bottled water products as stating or implying that the water comes from, in or near the towns of Poland Spring, Maine or Poland, Maine, or from any geographic source or from any particular origin; (iv) the labeling, advertising, marketing or selling of Poland Spring brand bottled water products as stating or implying that the water is "pure", does not go through a purification and ozonation process, or the sources are not subject to potential contamination; (v) the labeling, advertising, marketing or selling of Poland Spring brand bottled water products as stating or implying that it comes from the same aquifer or spring as the original Poland Spring water source that existed in 1845; (vi) the alleged misuse of the term "spring water" in the labeling, advertising, marketing or selling of Poland Spring brand bottled water or any other brand of bottled water sold by Nestle Waters; (vii) any unfair methods of competition or unfair or deceptive acts or practices in the sale of Poland Spring brand bottled water; (viii) the facts, transactions, events, occurrences, disclosures, statements, acts or omissions or failures to act which were or could have been alleged in the Action or in any similar lawsuit based upon similar facts.

               (d) Vermont Pure warrants and represents that it has not assigned, sold or otherwise transferred any Released Claims of any kind that it ever had.

          4. (a) Nestle Waters, including all of its present and former, direct or indirect, divisions, parents, subsidiaries and affiliates; any partnership (whether limited or general) of which any of the above is or was a partner; and the predecessors, successors and assigns of any of the above (collectively the "Releasors"); hereby release and forever discharge Vermont Pure and all of its present and former, direct or indirect, divisions, parents, subsidiaries and affiliates; and any

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partnership (whether limited or general) of which any of the above is or was a partner; the predecessors, successors and assigns of any of the above; and all of the present and former agents, servants, officers, directors, employees, owners, shareholders, members, partners (whether limited or general), trustees, parents, subsidiaries, affiliates, divisions, predecessors, successors and assigns of any of the above, and each of them, and their heirs, executors, administrators, successors and assigns (the "VP Released Persons"), of and from each, every and all Released Claims (hereinafter defined), whether known or unknown, including, but not limited to, any causes of action arising from the filing and prosecution of the Action and any claims for attorneys' fees or costs which against the VP Released Persons, or any of them, the Releasors ever had, now have, or hereby can, shall or may have, for upon, or by reason of any matter, cause, act or thing whatsoever from the beginning of the world to the date of this Agreement. It is the specific agreement of the Parties that the Attorneys of Record for Vermont Pure (Cozen O'Connor, Hagens Berman Sobol Shapiro, LLP and Ivey & Ragsdale) are excluded from this release and the definition of VP Released Persons.

               (b) Releasors agree not to commence, prosecute or cause to be commenced or prosecuted any action, lawsuit or other proceeding against Vermont Pure or any VP Released Person based upon any Released Claims which are the subject of paragraph 4.

               (c) With reference to paragraph 4, "Released Claims" means without limitation, any and all claims, actions, demands, rights, liabilities, suits, complaints, causes of action (including, but not limited to, unjust enrichment, constructive trust, breach of contract, fraud, misrepresentation, negligence, suppression, concealment, breach of express and implied warranty, malicious prosecution), requests for damages, punitive damages, injunctive relief, disgorgement of monies, declaratory relief, equitable relief of every nature and description

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whatsoever, and attorneys' fees and costs, whether known or unknown, suspected or unsuspected, contingent or noncontingent, that were asserted or that could or might have been asserted in any pleading or amended pleading by or on behalf of Nestle Waters against Vermont Pure or the VP Released Persons, based upon or arising from or related to the events alleged in the pleadings in the Action, including, but not limited to: (i) any claim under the Lanham Act for counsel fees and costs; (ii) any claim that the complaint or amended complaints filed in the Action were done maliciously or in bad faith; (iii) the facts, transactions, events, occurrences, disclosures, statements, acts or omissions or failures to act which were or could have been alleged in the Action or in any similar lawsuit based on similar facts.

               (d) Nestle Waters warrants and represents that it has not assigned, sold or otherwise transferred any Released Claims of any kind that it ever had.

          5. Nothing in this Agreement or in any final judgment or order of dismissal entered in the Action constitutes any admission or concession of any liability or wrongdoing by Nestle Waters or Vermont Pure that there is any validity to any allegations asserted in the Action. The Parties shall not state or imply that either Nestle Waters or Vermont Pure has, in this Agreement, admitted or conceded any liability or wrongdoing.

          6. Except as may otherwise be required by law, the Parties, and each of them, shall keep the terms of this Agreement strictly confidential and shall not disclose, make any comment on, describe, characterize or publicize any of the terms of this Agreement, except that (x) Vermont Pure shall have the right to utilize the Agreement as may be required in connection with any litigation involving the Attorneys of Record and (y) Vermont Pure shall also have the right to

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disclose such provisions of the Agreement as it determines are required by law, rule or SEC regulation to be disclosed.

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          7. This Agreement may be executed in counterparts and shall be binding upon each party executing this or any counterpart.

                                        NESTLE WATERS NORTH AMERICA INC.


                                        By: /s/ J. Mark Evans
                                            ------------------------------------
                                            J. Mark Evans
                                            Vice President, General Counsel &
                                            Secretary


                                        VERMONT PURE HOLDINGS, LTD.


                                        By: /s/ Peter Baker
                                            ------------------------------------
                                            Peter Baker, C.E.O.